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                                                                    EXHIBIT 23.4

                        SIMAT, HELLIESEN & EICHNER, INC.
                                 90 Park Avenue
                            New York, New York 10016

January 17, 2001

Midway Airlines Corporation
2801 Slater Road, Suite 200
Morrisville, North Carolina 27560

  Re: Registration Statement on Form S-4 of Midway Airlines Corporation relating to Pass Through Certificates, Series 2000-1

Ladies and Gentlemen:

   We consent to the use of our report, dated June 20, 2000, to the reference to Simat, Helliesen & Eichner, Inc. ("SH&E") in the text under the headings "Description of the Aircraft and the Appraisals--The Aircraft," "Description of the Aircraft and the Appraisals--Appraised Value" and "Experts" in the above-captioned Registration Statement, and to the summary contained in the text of such Registration Statement under the headings "Summary--Equipment Notes and the Aircraft", "Risk Factors--Risk Factors Related to the Certificates and the Exchange Offer--The realizable value of an Aircraft may be less than its appraised value," "Description of the Aircraft and the Appraisals--The Aircraft," and "Description of the Aircraft and the Appraisals--Appraised Value" of the report prepared by us with respect to the aircraft referred to therein.

Sincerely,

Simat, Helliesen & Eichner, Inc.

/s/ Timothy R. Phelan
_________________________
  Timothy R. Phelan
  Senior Vice President